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               [LETTERHEAD VASTAR RESOURCES, INC. APPEARS HERE]

                                                                      EXHIBIT 5

                               November 12, 1998

Board of Directors
Vastar Resources, Inc.
15375 Memorial Drive
Houston, Texas 77079

                              OPINION OF COUNSEL

  As Vice President, General Counsel and Secretary of Vastar Resources, Inc. (the "Company"), I have acted as counsel for the Company in connection with its Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933 of the offering and sale from time to time of up to $300,000,000 aggregate principal amount (subject to increase as indicated on the front cover page of the Registration Statement) of debt securities (the "Securities").

  As the basis for the opinion hereinafter expressed, I have examined such statutes, regulations, the form of indenture relating to the Notes (the "Indenture"), records and documents, certificates of corporate and public officials and other instruments as I have deemed necessary or advisable for the purposes of this opinion. In such examination I have assumed the authenticity of all documents submitted to me as originals and the conformity with the original documents of all documents submitted to me as copies.

  Based on the foregoing, certain consultations with officers, employees and agents of the Company and on such legal considerations as I deem relevant, I am of the opinion that the Securities have been duly and validly authorized by all necessary corporate action by the Company and, when executed and authenticated as specified in the Indenture and delivered, against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and be entitled to the benefit of the Indenture, except to the extent the enforceability thereof may be limited by (i) the exercise of judicial discretion in accordance with general equitable principles; (ii) laws relating to the bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting creditors' rights generally; and (iii) the extent to which certain equitable remedies, including specific performance, may be unavailable.

  I am licensed to practice law in the States of Colorado, Missouri and Texas and the opinions set forth above are based upon and limited to the laws of such states, as they may be applicable, and of the United States and a reading of the General Corporation Law of the State of Delaware.

  I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,
                                          /s/ Albert D. Hoppe